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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 1996, except for Note 11, which is as of August 21, 1996, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-05107) of Award Software International, Inc. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of such Registration Statement on Form S-1.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
San Jose, California
December 9, 1996